GUARANTY

This GUARANTY (“Guaranty”) is executed as of August 3, 2005, by Peter H. Pocklington (“Guarantor”) for the benefit of each of Symco Incorporated, a Nevada corporation (“Symco”) and Symbiotics, Inc., an Arizona corporation (“Symbiotics”). Symco and Symbiotics may referred to hereinafter individually as “Creditor” or collectively as “Creditors.”

W I T N E S S E T H:

WHEREAS, pursuant to that certain Secured Promissory Noted, dated of even date herewith, payable to the order of Creditors in the original principal amount of $1,775,687.46 (together with all renewals, modifications and extensions thereof the “Note”) executed by Quincy Investments Corp., a Bahamas corporation (“Quincy”), pursuant to that certain Asset Purchase Agreement, dated as of July 22, 2005, by and among Quincy and Creditors (the “Asset Purchase Agreement”), and executed by Naturade, Inc., a Delaware corporation (“Naturade”), pursuant to that certain Assignment and Assumption Agreement, dated of even date herewith, by and among Quincy, Naturade and the Creditors (the “Assignment Agreement”), Quincy and Naturade (each of which may be referred to hereinafter individually as “Debtor” and collectively as “Debtors”) have become jointly and severally indebted, to Creditor with respect to the loan (the “Loan”) evidenced by the Note which provides, among other things, that certain property is to be transferred to Creditor if an Event of Default occurs under the Note; and

WHEREAS, Creditor is not willing to make the Loan, or otherwise extend credit, to Debtor unless Guarantor unconditionally guarantees payment and performance to Creditor of the Guaranteed Obligations (as herein defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest in each Debtor, and Guarantor will directly benefit from Creditor’s making the Loan to each Debtor.

NOW, THEREFORE, as an inducement to Creditor to make the Loan to each Debtor, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1 Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Creditor and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2 Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means the total of (a) the principal indebtedness under the Note, (b) all accrued but unpaid interest and expenses due under the Loan and (c) all attorneys’ fees, costs and expenses of collection incurred by Creditor in enforcing this Guaranty and/or the liabilities of each Debtor.

1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Creditor with respect to the Guaranteed Obligations. This Guaranty may be enforced by Creditor and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note. This Guaranty may also be enforced by Creditor or its successors or assigns following Creditor (or its successors or assigns) taking possession of and/or title to the property securing the Note under the Security Agreement.

1.4 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Creditor, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Creditor at Creditor’s address as set forth herein or by wire transfer to the account designated by Creditor. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.5 No Duty To Pursue Others. Guarantor’s obligations are independent of each Debtor or any other guaranty or guarantors. It shall not be necessary for Creditor (and Guarantor hereby waives any rights which Guarantor may have to require Creditor), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Debtor or others liable on the Loan or the Guaranteed Obligations or any other person, (ii) enforce Creditor’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Creditor’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Debtor or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Creditor against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations.

1.6 Waivers. Guarantor acknowledges and agrees that Creditor is relying on the waivers set forth in this Guaranty in making the Loan, and that these waivers are a material part of the consideration which Creditor is receiving for making the Loan. Guarantor agrees to the provisions of the Note, and hereby unconditionally and irrevocably waives notice of (i) any loans or advances made by Creditor to Debtor, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, (iv) the occurrence of any breach by Debtor or an Event of Default(v) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations or (vi) any setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and demands and notices of any other kind in connection with this Guaranty and the Note. Guarantor waives any defense arising from any disability or other defense of any Debtor or any guarantor or from the cessation of or relief from the liability of any Debtor or any guarantor, whatever the cause, or by reason of any act or omission of Creditor or others which directly or indirectly results in or aids the discharge or release of Debtor or other guarantor or any security for the Guaranteed Obligations or the Guaranty by operation of law or otherwise. Failure by Creditor to file or enforce a claim against the estate (whether in administration, bankruptcy, probate or other proceeding) of Debtor or of any other person or entity, shall not affect Guarantor’s liability hereunder, nor will Guarantor be released from liability if recovery from Debtor or any other obligor becomes barred by any statue of limitations or is otherwise prevented or if Debtor is not liable for any reason for a deficiency after Creditor realizes on any security interest it may hold. Any partial payment by Debtor or other circumstance which operates to toll any statute of limitations as to Debtor shall also operate so as to toll the statue of limitations as to Guarantor.

1.7 Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Creditor, pay Creditor all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Creditor in the enforcement hereof or the preservation of Creditor’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

1.8 Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Creditor must rescind or restore any payment, or any part thereof, received by Creditor in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Creditor shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Debtor and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.9 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, so long as any Guaranteed Obligations remain unpaid, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Creditor), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Debtor or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

1.10 Debtor. The term “Debtor” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Debtor or any interest in Debtor.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1 Modifications. Any renewal, extension, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations or the Note; provided that any renewal, extension, modification, alteration or rearrangement does not increase the amount of the Guarantied Obligations, or any failure of Creditor to notify Guarantor of any such action.

2.2 Condition of Debtor or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Debtor, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Debtor or Guarantor, or any sale, lease or transfer of any or all of the assets of Debtor or Guarantor, or any changes in the shareholders, partners or members of Debtor or Guarantor, or any reorganization of Debtor or Guarantor.

2.3 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever other than that the Debtor has has valid defenses, claims or offsets consistent with those permitted under the Note which render the Guaranteed Obligations wholly or partially uncollectible from Debtor, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) , the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vi) the Note has been forged or otherwise is irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon, except as specifically provided herein, regardless of whether Debtor or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.4 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment; for all or any part of the Guaranteed Obligations.

2.5 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.6 Care and Diligence. The failure of Creditor or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security including but not limited to any neglect, delay, omission, failure or refusal of Creditor (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.7 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.8 Guaranteed Obligations Not Reduced by Offset. The Note, the Guaranteed Obligations and the liabilities and obligations of the Guarantor to Creditor hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Debtor, or any other party, against Creditor, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise, except as specifically permitted by the Note.

2.9 Merger. The reorganization, merger or consolidation of Debtor into or with any other corporation or entity.

2.10 Preference. Any payment by Debtor to Creditor is held to constitute a preference under bankruptcy laws, or for any reason Creditor is required to refund such payment or pay such amount to Debtor or someone else.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Creditor to enter into the Note and extend credit to Debtor, Guarantor represents and warrants to Creditor as follows:

3.1 Benefit. Guarantor is an affiliate of each Debtor, or is the owner of a direct or indirect interest in each Debtor, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2 Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of each Debtor and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3 No Representation By Creditor. Neither Creditor nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

3.4 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, Deed of Trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.5 Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE IV

MISCELLANEOUS

4.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Creditor, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Creditor hereunder shall be in addition to all other rights provided by law, no modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

4.2 Notices. Any notice, report, demand or other instrument authorized or required to be given or furnished (“Notices”) shall be in writing and shall be given as follows: (a) by hand delivery; (b) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; (c) by overnight nationwide commercial courier service; or (d) by telecopy transmission (other than for notices of default) with a confirmation copy to be delivered by duplicate notice in accordance with any of clauses (a)-(c) above, in each case, to the party intended to receive the same at the following address(es):

Creditor:	Symbiotics, Inc. 2301 W. Hwy. 89A, Suite 107 Sedona, AZ 86336 Attention:Douglas A. Wyatt Telecopier No.:

Symco, Incorporated

2301 W. Hwy. 89A, Suite 107

	Sedona, AZ 86336 Attention: Telecopier No.:	Douglas A. Wyatt

Guarantor:	Peter H. Pocklington 111 Vintage Drive East Indian Wells, CA 92210 Telecopier No.:	760/862-2752

or to such other address as Guarantor or Creditor, as the case may be, shall designate in writing, and shall be deemed to be received by the addressee on (i) the day such notice is personally delivered to such addressee, (ii) the third (3rd) day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, (iii) the day following the day on which such notice is delivered to a nationally recognized overnight courier, delivery service, or (iv) the day facsimile transmission is confirmed after transmission of such notice by telecopy to such telecopier number as Guarantor or Creditor, as the case may be, shall have previously designated in writing. Notice for either party may be given by its respective counsel. Additionally, Notice from Beneficiary may also be given by the Servicer.

4.3 Governing Law. This Guaranty shall be governed by and construed under the laws of the State of California in force from time to time. The parties hereto each, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the Counties of Los Angeles or Orange over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (iii) agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America or the State of California (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment.

4.4 Invalid Provisions. If any provision of this. Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

4.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

4.6 Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Creditor, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

4.7 Headings. Section headings are for convenience of reference only and shall in no way, affect the interpretation of this Guaranty.

4.8 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

4.9 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Debtor to Creditor, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Creditor hereunder shall be cumulative of any and all other rights that Creditor may ever have against Guarantor. The exercise by Creditor of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

4.10 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND CREDITOR WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND CREDITOR AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND CREDITOR, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND CREDITOR.

4.11 Waiver of Right To Trial By Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, , OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. CREDITOR IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

4.12 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by the Debtor under the Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Debtor or otherwise. the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

4.13 Subrogation as Surety. In addition to all the other waivers agreed to and made by Guarantor as set forth in this Guaranty, by executing this Guaranty, Guarantor freely, irrevocably and unconditionally waives the Guarantor’s or other surety’s rights of subrogation, reimbursement, indemnification and contribution and other rights. benefits and defenses, if any, otherwise available to Guarantor pursuant to California law, including, without limitation, the rights, benefits or defenses set forth in California Civil Code Sections 2787 to 2855, inclusive, 2899 or 3433 and any rights, benefits or defenses resulting from alternation, impairment or suspension in any respect or by any means of any of Debtor’s obligations under the Loan Documents or any of Creditor’s rights or remedies under the Loan Documents without Guarantor’s prior consent.

EXECUTED as of the day and year first above written.

GUARANTOR:

/s/ Peter H. Pocklington

PETER H. POCKLINGTON, individually